                                                                                                                      EXHIBIT 12
CALCULATION OF RATIOS OF EARNINGS TO
    FIXED CHARGES-CONSOLIDATED
                                                                                                                Three Months Ended
                                                                 Years Ended December 31,                             March 31,
                                                ----------------------------------------------------------     --------------------
                                                  1992         1993         1994         1995         1996        1996       1997
                                                  ----         ----         ----         ----         ----        ----       ----
Excluding Interest on Deposits
Fixed Charges:
   Interest on long-term debt and short-term
      borrowings...........................   $  513,322   $  467,841   $  499,065   $  489,697   $  588,693    $139,059   $159,042
   One-third of rent expense...............       10,252       10,859       14,412       13,651       14,495       3,486      3,568
                                              ----------   ----------   ----------   ----------   ----------    --------   --------

       Total fixed charges.................   $  523,574   $  478,700   $  513,477   $  503,348   $  603,188    $142,545   $162,610
                                              ==========   ==========   ==========   ==========   ==========    ========   ========


Earnings:
   Income before income taxes..............   $  347,269   $  451,358   $  492,366   $  398,115   $  590,546    $142,009   $161,773
   Fixed charges...........................      523,574      478,700      513,477      503,348      603,188     142,545    162,610
                                              ----------   ----------   ----------   ----------   ----------    --------   --------
        Total earnings.....................   $  870,843   $  930,058   $1,005,843   $  901,463   $1,193,734    $284,554   $324,383
                                              ==========   ==========   ==========   ==========   ==========    ========   ========

Ratio of earnings to fixed charges excluding
   interest on deposits....................        1.66x        1.94x        1.96x        1.79x        1.98x       2.00x      1.99x
                                                   -----        -----        -----        -----        -----       -----      -----


Including Interest on Deposits
Fixed Charges:
   Interest on long-term debt, short-term
      borrowings and deposits............     $1,318,228   $1,157,075   $1,326,855   $1,627,772   $1,870,898    $442,561   $493,903
   One-third of rent expense.............         10,252       10,859       14,412       13,651       14,495       3,486      3,568
                                              ----------   ----------   ----------   ----------   ----------    --------   --------

       Total fixed charges...............     $1,328,480   $1,167,934   $1,341,267   $1,641,423   $1,885,393    $446,047   $497,471
                                              ==========   ==========   ==========   ==========   ==========    ========   ========

Earnings:
   Income before income taxes.............    $  347,269   $  451,358   $  492,366   $  398,115   $  590,546    $142,009   $161,773
   Fixed charges..........................     1,328,480    1,167,934    1,341,267    1,641,423    1,885,393     446,047    497,471
                                              ----------   ----------   ----------   ----------   ----------    --------   --------

      Total earnings.....................     $1,675,749   $1,619,292   $1,833,633   $2,039,538   $2,475,939    $588,056   $659,244
                                              ==========   ==========   ==========   ==========   ==========    ========   ========

Ratio of earnings to fixed charges including
   interest on deposits....................        1.26x        1.39x        1.37x        1.24x        1.31x       1.32x      1.33x
                                                   -----        -----        -----        -----        -----       -----      -----

For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.

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